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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3, as amended, and related Prospectus, dated April 28, 1999, of National City Corporation for the registration of $1 billion of Senior and Subordinated Debt Securities and to the incorporation by reference therein of our report dated January 21, 1999, with respect to the consolidated financial statements of National City Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                       /s/ Ernst & Young LLP

Cleveland, Ohio
April 28, 1999